EXHIBIT 10 (ff)

                            DATA GENERAL CORPORATION
                   1997 NON-OFFICER EMPLOYEE STOCK OPTION PLAN


1. Purpose
   -------

        The Data General Corporation 1997 Non-Officer Employee Stock Option Plan (the "Plan") is intended to provide a method whereby employees of Data General Corporation (the "Company") and its subsidiaries who are making and are expected to continue making substantial contributions to the successful management and growth of the Company and its subsidiaries, may be offered an opportunity to acquire Common Stock, $.01 par value per share (the "Common Stock"), of the Company in order to increase their proprietary interests in the Company and their incentive to remain and advance in the employ of the Company and its subsidiaries. It is also the purpose of the Plan to strengthen the ability of the Company and its subsidiaries to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company.


2. Administration of the Plan
   --------------------------

        The Plan shall be administered by a 1997 Non-Officer Employee Stock Option Plan Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of two or more "non-employee directors", as that term is defined in Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended. Subject to the terms and conditions of the Plan, the Committee shall have exclusive authority to select the times when and employees to whom Stock Options may be granted, and to determine the terms and conditions of the option agreements (as hereinafter defined), the number of shares of Common Stock to be acquired by the exercise of Stock Options, the option price (as hereinafter defined) and the term during which the Stock Options may be exercised.

        The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies however caused in the Committee. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. All acts by a majority of the Committee or acts approved in writing by a majority of the Committee shall be valid acts of the Committee. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


3. Interpretation and Amendment
   ----------------------------

The interpretation and construction of any terms or conditions of the Plan or of any option agreement or other matters related to the Plan by the Committee shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        The Board of Directors may at any time terminate or from time to time modify or suspend the Plan; provided, however, that no such action shall impair any Stock Option theretofore granted.


4. Participants
   ------------

        Stock Options may be granted to employees of the Company or its subsidiaries. No Stock Options shall be granted to an employee who, at the time the Stock Option is granted, owns capital stock having more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company. The term "employees" shall not include officers or directors of the Company, but shall also include consultants to the Company and its subsidiaries. The term "subsidiary" shall mean "subsidiary corporation" as defined in Section 424 of the Code.

        Subject to the preceding paragraph, receipt of stock options under any other stock option plan maintained by the Company or any subsidiary shall not, for that reason, preclude an employee from receiving Stock Options under the Plan.


5. Common Stock
   ------------

Subject to Paragraph 11, no more than an aggregate of 3,500,000 shares of Common Stock may be issued and sold pursuant to the Plan. The shares of Common Stock issued and sold under the Plan may be authorized but unissued shares of Common Stock, or shares of Common Stock acquired by the Company, including shares of Common Stock purchased in the open market.


6. Terms and Conditions of Options
   -------------------------------

Stock Options shall be in such form and on such terms and conditions as the Committee shall from time to time approve, subject to the following terms and conditions:

        (a) A Stock Option shall state the number of shares of Common Stock to which it relates and no fractional shares of Common Stock shall be issued.

        (b) The option price per share of Common Stock issuable upon the exercise of a Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the lower of (i) fifty percent (50%) of the book value per share of the Common Stock as of the end of the fiscal year immediately preceding the date of grant or (ii) twenty-five percent (25%) of the fair market value per share of Common Stock on the date of such grant.

        (c) Notwithstanding any other provisions of the Plan, the term of a Stock Option shall not be more than ten (10) years from the date such option is granted.


7. Restrictions on Disposition and Obligation of Resale
   ----------------------------------------------------

        Shares of Common Stock acquired by an employee pursuant to the exercise of a Stock Option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided below. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a "disposition.") In the event of the termination of employment for any reason except death or retirement with the consent of the Company, such shares shall, except as provided below, be offered for resale to the Company at their original acquisition price. Shares as to which the restrictions against disposition and the obligation of resale to the Company have lapsed in accordance with the provisions set forth below shall be referred to as "free shares." Shares as to which the restrictions against disposition and the obligation of resale to the Company have not lapsed as provided below shall be referred to as "restricted shares."
        (a) The restrictions against disposition and the obligation of resale to the Company of shares acquired pursuant to the Plan shall lapse as Board of Directors or the Committee shall determine, and such terms shall be incorporated into and be made a part of the option agreement between the Company and the employee. Any provision for the lapse of the restrictions against disposition and the obligation of resale shall apply with respect to shares subject to an Option whether or not the Option has been exercised in whole or part on the date of lapse.

        (b) Upon the occurrence of the earlier of the death of the employee, the retirement of the employee with the consent of the Company or the attainment by the employee of the age of 65 whether or not the employee retires, the restrictions against disposition and the obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed under the Plan shall immediately lapse.

        (c) In the event of the termination of employment for any reason except death or retirement with the consent of the Company, shares issued to the employee pursuant to the exercise of an option under the Plan, which shares have not, as of the date of termination of employment, become free shares as defined above, shall become subject to an obligation of immediate resale to the Company. Shares subject to such obligation of resale shall be delivered to the Company within 30 days following the termination of employment. Within 60 days following a timely delivery of shares, the Company will compensate the employee (at the original acquisition price) for such number of shares as the Company elects to purchase and will return to the employee any shares not so purchased. Restricted shares which are not delivered to the Company within 30 days following the termination of employment shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided in this
Section 7 and in the employee's option agreement. Nothing in this Section 7 shall require the Company to repurchase shares issued to employees under the Plan.

        (d) Notwithstanding any of the foregoing restrictions, any shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the employee to obtain the acquisition price to be paid by the employee for such shares; provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

        (e) The provisions of this Section 7 and the provisions of any option agreement between the Company and an employee relating to the restrictions against disposition and the obligation of resale to the Company shall be applied according to their terms or according to such other terms and conditions, or at such times and dates, as the Board of Directors or the Committee may from time to time establish.

        Any questions as to whether and when there has been a termination of employment, and (subject to Sections 6(b) and 6(c) of the Plan) any questions as to the acquisition price of shares, shall be determined by the Committee and its determination of such questions shall be final.


8. Notice of Election under Section 83(b)
   --------------------------------------

        Each employee exercising a non-qualified option and making an election under Section 83(b) of the Code and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.


9. Termination of Employment
   -------------------------

        If an employee shall cease to be employed by the Company or any subsidiary for any reason other than disability, retirement with the consent of the Company or death, then any Stock Option granted pursuant to the Plan shall terminate immediately.

        If an employee shall cease to be employed by the Company or any subsidiary as the result of his disability, or retirement with the consent of the Company, then any Stock Option that is exercisable by him at the time he ceases to be employed by the Company or its subsidiaries, and only to the extent that such Stock Options are exercisable as of such time, may be exercised by him within twelve (12) months or three (3) months, respectively, after such time.

        Solely for the purposes of the Stock Option Plan, the transfer of an employee from the employ of the Company to a subsidiary, or vice-versa, or from one subsidiary to another shall not be deemed a termination of employment.


10. Death
    -----

        If an employee shall die while employed by the Company or any subsidiary, the employee's executor, personal representative or administrator shall have the right to exercise those Stock Options granted to the employee that were exercisable by him at the time of his death at any time within twelve
(12) months from the date of his death (or within such shorter period as may be specified by the Company in the option agreement).


11. Changes in Capital Stock
    ------------------------

        Upon any readjustment or recapitalization of the Company's capital stock whereby the character of the Common Stock shall be changed, appropriate adjustments shall be made so that the capital stock to be purchased under the Stock Option Plan after such readjustment or recapitalization shall be the substantial equivalent of the Common Stock. In the event of a subdivision or combination of the shares of Common Stock, the number of shares of Common Stock as to which Stock Options may be granted under the Plan shall be proportionately increased or decreased, respectively, and the Option Price shall be proportionately adjusted by the Board of Directors, and in the case of a reclassification or other change in the shares of the Common Stock such action shall be taken as in the opinion of the Board of Directors shall be appropriate under the circumstances.


12. Transferability
    ---------------

        Stock Options shall not be assignable or transferable and during an employee's lifetime may be exercised only by him, except by will or the laws of descent and distribution or as the Committee shall determine.


13. Exercise of Options
    -------------------

        An employee electing to exercise a Stock Option shall give written notice to the Company of such election and of the number of shares of Common Stock that he has elected to acquire. An employee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of a Stock Option until the issuance to him of a certificate representing said shares.


14. Option Agreements
    -----------------

        Agreements granting Stock Options under the Plan ("Option Agreements") shall be in writing, duly executed and delivered by or on behalf of the Company to the employee and shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any Option Agreement and of the Plan, the terms and conditions of the Plan shall control.


15. Payment
    -------

        The option price shall be payable upon the exercise of the Stock Option and shall be paid in cash, by certified check, by cashier's check or in shares of Common Stock. If shares of Common Stock are tendered as payment of the option price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall require an additional amount which will result in the issuance of another whole share.


16. Term of Plan
    ------------

        The Plan shall terminate on July 9, 2007.


17. Continuance of Employment
    -------------------------

        Neither the Plan nor any Option Agreement shall impose any obligation on the Company or any subsidiary to continue to employ any employee.


18. Effectiveness of Plan
    ---------------------

        The Plan shall become effective on the date of its adoption by the Board of Directors.